Exhibit 99.3

The Midland Company

Supplemental Financial Information by Segment

Financial Highlights

(all amounts in 000’s except per share data)

	Nine Months Ended Sept. 30			Three Months Ended Sept. 30
	2006	2005	%	2006	2005	%
Income Statement Data
Insurance Revenue	$543,443	$518,393	4.8%	$190,578	$164,384	15.9%
Transportation Revenue	38,475	31,554	21.9%	14,235	8,859	60.7%

Total Revenue	$581,918	$549,947	5.8%	$204,813	$173,243	18.2%

Net Income	$49,585	$45,325		$17,345	$3,732

Balance Sheet Data

Cash & Invested Assets	$1,005,520	$971,040	3.6%
Total Assets	$1,516,910	$1,530,838	-0.9%
Total Debt	$98,482	$105,477	-6.6%
Shareholders’ Equity	$545,677	$465,189	17.3%
Common Shares Outstanding	19,147	18,943

Per Share Data

Net Income (Diluted)	$2.53	$2.34		$0.88	$0.19
Dividends Declared	$0.18375	$0.16875	8.9%	$0.06125	$0.05625	8.9%
Market Value	$43.32	$36.03	20.2%
Book Value	$28.50	$24.56	16.0%

AMIG’s Property and Casualty Operations

Direct and Assumed Written Premiums	$597,172	$533,294	12.0%	$212,707	$185,778	14.5%
Net Written Premium	$522,079	$483,419	8.0%	$185,828	$159,602	16.4%
Combined Ratio Before Catastrophes	88.9%	87.3%		92.6%	88.1%
Catastrophe Effects on Combined Ratio	5.8%	7.4%		2.5%	18.5%
Combined Ratio	94.7%	94.7%		95.1%	106.6%

Overview of Premium Volume

	Nine Months Ended Sept. 30, 2006			Nine Months Ended Sept. 30, 2005
Business Segment	Gross Written Premium	Net Written Premium	Net Earned Premium	Gross Written Premium	Net Written Premium	Net Earned Premium
Residential Property	$348.9	$314.3	$291.4	$324.6	$294.6	$285.1
Recreational Casualty	78.3	77.1	72.1	83.6	81.5	78.1
Financial Institutions	81.8	74.7	74.4	53.7	48.8	57.2
All Other Insurance	121.8	66.3	59.3	99.0	64.9	52.8

Total	$630.8	$532.4	$497.2	$560.9	$489.8	$473.2

	Three Months Ended Sept. 30, 2006			Three Months Ended Sept. 30, 2005
Business Segment	Gross Written Premium	Net Written Premium	Net Earned Premium	Gross Written Premium	Net Written Premium	Net Earned Premium
Residential Property	$119.4	$106.3	$99.4	$115.0	$97.4	$87.7
Recreational Casualty	24.0	23.6	23.7	25.5	24.0	24.5
Financial Institutions	33.6	31.9	30.5	21.0	18.9	18.8
All Other Insurance	50.0	29.5	22.1	34.4	21.8	16.9

Total	$227.0	$191.3	$175.7	$195.9	$162.1	$147.9

Residential Property

(all amounts in 000’s)

	Nine Months Ended Sept. 30			Three Months Ended Sept. 30
	2006	2005	%	2006	2005	%
Direct and Assumed Written Premiums	$348,926	$324,603	7.5%	$119,432	$114,953	3.9%
Net Written Premiums	$314,236	$294,633	6.7%	$106,265	$97,391	9.1%

Net Earned Premium	$291,375	$285,112	2.2%	$99,374	$87,745	13.3%
Service Fees	4,624	4,324	6.9%	1,535	1,457	5.4%

Total Revenues	$295,999	$289,436	2.3%	$100,909	$89,202	13.1%

Pre-Tax Income (Loss)	$28,585	$28,907		$15,280	$(4,005)

Recreational Casualty

(all amounts in 000’s)

	Nine Months Ended Sept. 30			Three Months Ended Sept. 30
	2006	2005	%	2006	2005	%
Direct and Assumed Written Premiums	$78,271	$83,592	-6.4%	$23,997	$25,498	-5.9%
Net Written Premiums	$77,115	$81,523	-5.4%	$23,598	$23,998	-1.7%

Net Earned Premium	$72,165	$78,134	-7.6%	$23,824	$24,522	-2.8%
Service Fees	1,322	1,816	-27.2%	439	612	-28.3%

Total Revenues	$73,487	$79,950	-8.1%	$24,263	$25,134	-3.5%

Pre-Tax Income (Loss)	$6,682	$7,736		$(1,178)	$(2,509)

Financial Institutions

(all amounts in 000’s)

	Nine Months Ended Sept. 30			Three Months Ended Sept. 30
	2006	2005	%	2006	2005	%
Direct and Assumed Written Premiums	$81,813	$53,640	52.5%	$33,653	$20,981	60.4%
Net Written Premiums	$74,716	$48,781	53.2%	$31,895	$18,857	69.1%

Net Earned Premium	$74,392	$57,184	30.1%	$30,471	$18,770	62.3%

Pre-Tax Income (Loss)	$9,395	$7,850		$4,213	$3,291

All Other Insurance

(all amounts in 000’s)

	Nine Months Ended Sept. 30			Three Months Ended Sept. 30
	2006	2005	%	2006	2005	%
Direct and Assumed Written Premiums	$121,838	$99,032	23.0%	$50,002	$34,471	45.1%
Net Written Premiums	$66,311	$64,845	2.3%	$29,519	$21,788	35.5%

Net Earned Premium	$59,299	$52,799	12.3%	$22,060	$16,910	30.5%
Agency Revenues	3,791	2,706	40.1%	1,305	1,057	23.5%
Service Fees	5	63	-92.1%	2	21	-90.5%

Total Revenues	$63,095	$55,568	13.5%	$23,367	$17,988	29.9%

Pre-Tax Income (Loss)	$17,675	$17,531		$3,126	$5,422